FELDHAKE,  AUGUST  &  ROQUEMORE
          Attorneys  at  Law

                                                               COSTA MESA OFFICE
                                                         Plaza Tower, Suite 1730
                                                             600 Anton Boulevard
                                                   Costa Mesa, California  92626
                                                       Telephone (714)  438-3885
                                                       Facsimile (714)  438-3888

                                                               SAN  DIEGO OFFICE
                                                          Koll Center, Suite 750
                                                               501 West Broadway
                                                    San Diego, California  92101
                                                       Telephone (619)  696-6788
                                                      Facsimile  (619)  696-8685

                                                    RESPOND TO COSTA MESA OFFICE

                                  July 10, 2000


AMRO  INTERNATIONAL
c/o  Utra  Finance
Grossmunster  Platz  26
Zurich  CH  8022
Switzerland

Trinity  Capital  Advisors,  Inc.
211  Sutter  St.  2nd  Floor
San  Francisco,  CA  94108

RE: CONVERTIBLE DEBENTURE AND WARRANTS PURCHASE AGREEMENT, DATED AS OF JUNE 30, 2000 (THE "AGREEMENT"), AMONG WORLDWIDE WIRELESS NETWORKS, INC. (THE "COMPANY"), AMRO INTERNATIONAL AND TRINITY CAPITAL ADVISORS (THE "INVESTORS").

Ladies  and  Gentlemen:

     This opinion is furnished to you pursuant to Section 2.1(b)(viii) of the Agreement. All capitalized terms used, but not otherwise defined, herein shall have the meanings given to them in the Agreement.

     We have acted as counsel for the Company in connection with its entry into the Agreement; the Registration Rights Agreement between the Investors and the Company attached thereto as Exhibit B (the "Registration Rights Agreement"); the
                            ---------
Stock  Purchase  Warrant  attached thereto as Exhibit D (the "Warrant"); and the
                                              ---------
Escrow Agreement between the Investors, the Company and Epstein Becker & Green, P.C., dated as of even date with the Agreement and attached as Exhibit C
                                                                       ---------
thereto (the "Escrow Agreement") (including the Release Notice attached to the Escrow Agreement as Exhibit X), together with the Agreement and the Registration
                    ----------
Rights Agreement, sometimes referred to herein collectively as the "Transaction Documents"). In such capacity, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such


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Whitsend  Investments  Limited
c/o  Dr.  Batliner  &  Partner
July  10,  2000
Page  2


examination we have assumed, without independent investigation, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

     With respect to questions of fact material to the opinions expressed below, we have relied solely upon (a) written and oral statements of officers of the Company; (b) any files and records currently in the possession of the attorneys of Feldhake, August & Roquemore; (c) certified corporate documents of the Company; and (d) certificates of public officials, as to each without independent inquiry, verification or investigation by us. Where in this opinion the phrase "to the best of our knowledge", "of which we are aware", "known to us" or like language is used, it shall mean the actual knowledge of the specific Feldhake, August & Roquemore attorneys who have represented the Company as described above, which actual knowledge is derived solely from relying on the matters set forth in the immediately preceding sentence, without further investigation or inquiry. All references herein to any Schedule to the Transaction Agreement shall be deemed to refer to such Schedule as delivered at the Closing in accordance with the terms of the Transaction Agreement.

     For purposes of this opinion, we have assumed that each Investor has all requisite power and authority, and has taken any and all necessary corporate action, to execute and deliver the Agreements, and we are assuming that the representations and warranties made by each Investor in the Agreements and pursuant thereto are true and correct. Based upon the foregoing and subject to the assumptions, limitations and exceptions contained herein, we are of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada, and has all requisite corporate power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Company's SEC Documents. To our knowledge, the Company does not have any subsidiaries and does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity other than as disclosed in the SEC Documents.

2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements and to issue the Shares. The execution and delivery of the Agreements by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the applicable Transaction Documents has been duly executed and delivered by the Company and each of such Transaction Documents constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.


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Whitsend  Investments  Limited
c/o  Dr.  Batliner  &  Partner
July  10,  2000
Page  3


3. The execution, delivery and performance of the Agreement and the other Transaction Dcouments by the Company, and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Shares, do not and will not (i) result in a violation of the Company's Articles of Incorporation or By-Laws; (ii) to our knowledge, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party; or (iii) result in a violation of any federal or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. To our knowledge, the Company is not in violation of any terms of its Articles of Incorporation or Bylaws (other than the requirement to hold its annual meeting of the shareholders on the date specified therein).

4. Assuming that the Investors are "accredited investors" as defined in Rule 501 of Regulation D, or is otherwise an eligible purchaser under said Regulation D, Regulation S or some other applicable exemption from the registration and qualification requirements of the federal and state securities laws (and, further, assuming the accuracy of the Investors' representations and warranties contained in the Agreement), the issuance of the Shares in accordance with the Agreement will be exempt from registration under the Securities Act of 1933, as amended, and will be in compliance with the state securities laws of the Company's principal place of business. When so issued, the Shares will be duly and validly issued, fully paid and non-assessable against delivery of the purchase price therefor, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Articles of Incorporation or Bylaws or, to our knowledge, in any agreement to which the Company is party.

5. We have not been engaged to devote substantive attention to any claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or against any officer or director of the Company in his or her capacity as such. To our knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

6. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.001 par value per share, of which approximately 12,158,833 shares are issued and outstanding, and no Preferred Stock. All of such issued and outstanding shares have been duly authorized and, to our knowledge, are fully paid and non-assessable. To our further knowledge, no person has rescission rights with respect to any shares of the Company's Common Stock.


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Whitsend  Investments  Limited
c/o  Dr.  Batliner  &  Partner
July  10,  2000
Page  4


     The opinions set forth in this letter are subject to the following further qualifications and limitations:

     (i) with respect to the binding effect and foreseen enforceability of any obligation, the opinions set forth in this letter are subject to: (a) the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium, liquidation, receivership, readjustment of debts or similar laws affecting the rights of creditors generally as the same may be applied in a bankruptcy or similar proceeding with respect to the Company; (b) the effect of general principles of equity, including, without limitation, laws and judicial decisions which have imposed duties and standards of conduct (including, without limitation, obligations of good faith, fair dealing and reasonableness) upon creditors and contracting parties regardless of whether such principles are considered in a proceeding in equity or at law or as the same may be applied in a proceeding to enforce the obligations of the Company; and (c) to the availability of equitable remedies in a proceeding seeking to enforce any obligations of or waivers by the Company;

     (ii) we express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies would have the effect of compensating the party entitled to the benefit of such remedies in any amount in excess of the actual loss suffered by such party;

     (iii)requirements set forth in any of the Transaction Documents to the effect that the provisions thereof may be waived only in writing may not be valid, binding or enforceable to the extent that an oral agreement or implied agreement by trade practice or course of conduct modifying such requirements has been or may be created;

     (iv) we express no opinion as to the validity or enforceability of any provisions of the Transaction Documents which may impose an obligation to pay attorneys' fees in the event of any claimed breach or default in performance thereunder or in the event of claims of legal action in connection therewith;

     (v) we express no opinion as to the enforceability of any provision of any Transaction Document to the extent that such provision is found by any court to constitute usury, nor as to the impact of the laws of community property as in effect in the State of California upon any Transaction Document.


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Whitsend  Investments  Limited
c/o  Dr.  Batliner  &  Partner
July  10,  2000
Page  5


     (vi) all of the opinions contained herein are qualified in their entirety by any item set forth in the disclosure schedules to any Transaction Document, as well as to all SEC Documents, to the extent that such schedules or SEC Documents expressly identify exceptions to the representations and warranties of the Company which are the basis of the opinions set forth herein.

     Our opinions expressed herein are limited to the laws of the State of California and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction or the rules of conflicts of laws applied by any jurisdiction.

     This opinion is being delivered solely for the benefit of the Investors in connection with the transactions contemplated by the Transaction Agreement and the other Transaction Documents, may not be relied upon for any other purpose, and is not to be quoted in whole or in part or otherwise referred to in any financial statement, public release, or any other document nor is it to be filed with any governmental agency or any other person, without the prior written consent of this Firm, unless required by law. This opinion may not be relied upon by any other person except the designated recipient hereof. This opinion is being rendered to such person as of the date hereof only, and we assume no obligation to advise any person of any changes that may hereafter be brought to our attention, whether or not such changes may affect the accuracy of any opinion stated herein.


                                   Very  truly  yours,



                                   Feldhake,  August  &  Roquemore


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